FOURTH AMENDMENT
                          TO AMENDED AND RESTATED
                        INVESTMENT ADVISORY AGREEMENT

      THIS AMENDMENT effective as of the 10th day of March, 2008 amends that certain Amended and Restated Investment Advisory Agreement dated as of November 20, 2002, that First Amendment dated as of October 21, 2004, that Second Amendment dated as of July 29, 2005 and that Third Amendment dated July 13, 2007 (the "Agreement") by and between Phoenix Equity Trust, a Delaware statutory trust (the "Trust") and Phoenix Investment Counsel, Inc., a Massachusetts corporation (the "Adviser") as follows:

1.  Phoenix All-Cap Growth Fund, Phoenix Balanced Fund, Phoenix
Capital Growth Fund, Phoenix Growth & Income Fund, Phoenix
Growth Opportunities Fund, Phoenix Income & Growth Fund,
Phoenix Mid-Cap Growth Fund, Phoenix Quality Small-Cap
Fund, Phoenix Small-Cap Growth Fund, Phoenix Small-Cap
Sustainable Growth Fund, Phoenix Small-Cap Value Fund,
Phoenix Small-Mid Cap Fund and Phoenix Strategic Growth
Fund have been added as additional series to the Agreement.

2.  All references to the series Phoenix Worldwide Strategies
Fund are hereby deleted.

3. Schedule A to the Agreement is hereby deleted in its entirety and Schedule A attached hereto substituted in its place.

4. Except as expressly amended hereby, all provisions of the Agreement shall remain in full force and effect and are unchanged in all other respects. All initial capitalized terms used herein shall have such meanings as ascribed thereto in the Agreement, as amended. All terms and phrases in quotations shall have such meaning as ascribed thereto in the Investment Company Act of 1940, as amended.

5. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original and, all of which, when taken together, shall constitute but one and the same instrument.

      IN WITNESS WHEREOF, the parties hereto intending to be legally bound have caused this Agreement to be executed by their duly authorized officers of other representatives.

PHOENIX INVESTMENT COUNSEL, INC.


By:  /s/ John H. Beers

Name:    John H. Beers
Title:   Vice President and Clerk




PHOENIX EQUITY TRUST


By: /s/ George R. Aylward

Name:   George R. Aylward
Title:  President

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                          SCHEDULE A


Designated Series                  Investment Advisory Fee

Phoenix Mid-Cap Value Fund                   0.75%
Phoenix Small-Mid Cap Fund                   0.85%

                                             $1+
                                            Billion
                                            through
                            1st $1           $2             $2+
                            Billion         Billion       Billion

Phoenix Balanced Fund       0.55%            0.50%         0.45%

Phoenix Capital Growth
Fund                        0.70%            0.65%         0.60%
Phoenix Growth &
Income Fund                 0.75%            0.70%         0.65%

Phoenix Growth
Opportunities
Fund                        0.75%            0.70%         0.65%

Phoenix Income &
Growth Fund                 0.70%            0.65%         0.60%

Phoenix Small-Cap
Value Fund                  0.90%            0.85%         0.80%

Phoenix Strategic
Growth Fund                 0.70%            0.65%         0.60%

Phoenix Value
Opportunities Fund          0.75%            0.70%         0.65%





                                   $400+ Million
                     1st $400         through         $1+
                     Million        $1 Billion       Billion

Phoenix Quality
Small-Cap Fund       0.90%           0.85%            0.80%
Phoenix Small-Cap
Sustainable
Growth
Fund                0.90%           0.85%            0.80%

                                       Next             Over
                     1st $50          $450              $500
                     Million         Million           Million

Phoenix All-Cap
Growth Fund          0.90%            0.80%              0.70%

Phoenix Small-Cap
Growth Fund          1.00%            0.90%              0.80%

                         1st $500 Million       Over $500 Million
Phoenix Mid-Cap
Growth Fund                  0.80%                   0.70%